Exhibit (p)(26)

CLEARWATER MANAGEMENT COMPANY

CLEARWATER INVESTMENT TRUST

Amended & Restated

Code of Ethics and

Insider Trading Policy

Effective as of June 30, 2015

Code of Ethics & Insider Trading Policy

Table of Contents

I.	Introduction	1

	Overview	1
	Access Persons	1
	Standards of Conduct	2
	Confidentiality	2

II.	Definitions	3

III.	Inside Information	6

	Overview	6
	Possession of Material Non-Public Information	6
	Insider Trading Policy	7

IV.	Personal Securities Accounts	8

	Overview	8
	Covered Securities	8
	Reportable Accounts	9
	Exempt Accounts	9

V.	Personal Securities Transactions	10

	Overview	10
	Clearwater Restricted Securities List	10
	Pre-Trading Procedures	11
	Transactions in Publicly-Listed Covered Securities	11
	Transactions in All Other Covered Securities (including IPOs)	11
	Transactions in Non-Covered Securities	12
	Non-Volitional Transactions	12
	60-Day Holding Period Requirement for Securities Positions	12

VI.	Personal Securities Reporting	12

	Overview	12
	Duplicate Brokerage Statements	13
	Holdings Report	13
	Quarterly Transaction Report	13

VII.	Gifts and Entertainment	15

	Overview	15
	General Principles	15

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	Gifts	15
	Business Entertainment	16

VIII.	Other Conflicts of Interest	17

	Outside Business Activities	17
	Disclosure of Existing Interests	17
	Charitable Contributions	17
	Political Contributions	17

IX.	Protection of Confidential Information	18

X.	Review and Enforcement	18

	Overview	18
	Obligation to Report	18
	Review and Enforcement of the Code	19
	Sanctions	19

XI.	Summary of Access Person Reporting Requirements	19

	No later than 10 days after becoming an Access Person.	19
	No later than 25 days after the beginning of each calendar year.	19
	No later than 25 days after the end of each calendar quarter.	19

XII.	Requirements for Independent Trustees of CIT	20

	Overview	20
	Preclearance Requirements	20
	Reporting Requirements	20

XIII.	Recordkeeping	20

XIV.	Reporting to the Clearwater Boards	21

XV.	Interpretations and Exceptions	21

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I.           Introduction

Overview

This Amended and Restated Code of Ethics and Insider Trading Policy (the “Code”) has been adopted by Clearwater Management Co. Inc. (“CMC”) and Clearwater Investment Trust (“CIT”) as required by Rule 204A-1 under the Investment Advisers Act of 1940, as amended (the “Advisers Act”) and Rule 17j-1 under the Investment Company Act of 1940, as amended (the “Investment Company Act”), respectively, each of which require the adoption and implementation of a written code of ethics reasonably designed to prevent violations of the applicable Act and the rules thereunder. CMC and CIT (referred to herein collectively as “Clearwater”), have developed this Code to familiarize its Access Persons (as defined herein) with the regulatory and compliance policies and procedures of Clearwater. All Access Persons are responsible for understanding and complying with all applicable federal and state regulations, as well as Clearwater’s internal policies and procedures contained in this Code. These policies and procedures have been developed in CMC and CIT’s best interests as fiduciaries and as a registered investment adviser and an investment company, respectively, and all CMC and CIT Access Persons are required to act in compliance with these interests, as set forth herein.

The Chief Compliance Officer (“CCO”) is not responsible for ensuring compliance on behalf of Clearwater’s Access Persons. Clearwater and Clearwater’s Access Persons are expected to observe high standards of integrity and fair dealing and to act with due care and diligence. Failure to comply with this Code or any instruction or direction from the CCO may result in civil or criminal liability.

It is very important that you read this Code and familiarize yourself with the general requirements of the regulatory system, as well as the particular requirements as they apply to you. Each Clearwater Access Person is required to certify at the time such person becomes an Access Person and on an annual basis thereafter, that he or she accepts the terms of this Code and will comply with its provisions.

All Clearwater Access Persons owe a duty of loyalty to Clearwater and its clients.  Clearwater and its Access Persons have a fiduciary obligation not to make, participate in, or engage in any act, practice, or course of conduct that would, in any way, conflict with the interests of its clients, or breach any applicable federal or state securities laws.  In addition, Clearwater and its Access Persons have a fiduciary obligation to Clearwater’s clients to protect the confidentiality of all proprietary, sensitive, or other confidential information communicated to Clearwater.

All questions regarding this Code should be directed to the CCO.

Access Persons

The provisions of this Code apply to all Clearwater Access Persons. Access Persons include all officers, directors, trustees and employees of CMC and CIT (excluding Independent Trustees), as well as such other persons as determined by the CCO. This Code is not intended to constitute an express or implied contract for employment between CMC, CIT, or their affiliates and any of the Clearwater Access Persons.

This Code sets forth the standard of conduct expected of all Access Persons in situations where a conflict of interest may occur. Clearwater is committed to upholding the highest standards of integrity in the conduct of affairs with its clients, counterparties and regulators. Compliance with applicable standards is central to ongoing Clearwater operations.

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Standards of Conduct

Clearwater has a fiduciary duty to its clients that requires each Access Person to always act in the best interests of their clients. As a firm and as individuals, all conduct (including personal securities transactions of Clearwater Access Persons) must recognize that the firm’s clients always come first, and that all Access Persons must avoid any abuse of their positions of trust and responsibility. While it is not possible to anticipate all instances of potential conflict or unprofessional conduct within this Code, each Access Person is expected to adhere to the highest standard of professional and ethical conduct. Every Access Person should be sensitive to situations that may give rise to either an actual conflict or the appearance of a conflict with clients’ interests, as both have the potential to cause damage to the firm’s reputation. Access Persons must always act with integrity, honesty, dignity and in a highly ethical manner. Moreover, each Access Person must exercise reasonable care and professional judgment to avoid engaging in actions that put the image of the firm or its reputation at risk.

Specifically, the following standards of business conduct shall govern personal investment activities and the interpretation and administration of this Code:

•	The duty at all times to place the interests of Clearwater’s clients first;

•	The requirement that all personal securities transactions be conducted consistent with this Code and in such a manner as to avoid any actual, potential, or perceived conflict of interest or any abuse of an individual’s position of trust and responsibility;

•	The fundamental standard that no Clearwater Access Person should take inappropriate advantage of his or her position;

•	Information concerning the identity of security holdings and financial circumstances of clients is confidential; and

•	The duty to not inappropriately favor one client over another in such a manner that would constitute a breach of fiduciary duty.

Confidentiality

Confidentiality is a foundation of Clearwater’s fiduciary obligations to its clients as well as an important part of Clearwater’s culture. Information acquired in connection with the duties of serving as a director, officer, trustee or employee of Clearwater, including information regarding actual or contemplated investment decisions, portfolio composition, research, research recommendations, firm activities, client interests or other information, is confidential and may not be used in any way that might be contrary to, or in conflict with, the interests of our clients or Clearwater.

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II.          Definitions

For purposes of this Code:

“Access Person” means:

•	Any officer, director, trustee or employee of CMC or CIT, excluding Independent Trustees (as defined herein); and

•	Any other person designated by the CCO as an Access Person because he or she has access to Clearwater’s non-public information.

As matter of policy, Clearwater officers who are subject to a code of ethics adopted by either The Northern Trust Company (“Northern Trust”) or Fiduciary Counselling, Inc. (“FCI”) are not considered Access Persons for purposes of this Code.

“Automatic Investment Plan” means a program in which regular periodic purchases (or withdrawals) are automatically made in (or from) investment accounts in accordance with a predetermined schedule and allocation. An Automatic Investment Program includes a dividend reinvestment plan.

“Beneficial Ownership” or “Beneficial Interest” means a person must have a “direct or indirect pecuniary interest,” which is the opportunity to profit directly or indirectly from a transaction in securities. Thus, an Access Person may be deemed to have a beneficial interest in securities held by members of his or her immediate family sharing the same household (e.g., a spouse, domestic partner, child, parent), or by certain partnerships, trusts, corporations or other arrangements.

Beneficial Ownership typically includes Securities that are:

•	Held in a person’s own name;

•	Held with another in any type of joint ownership arrangement;

•	Held by a bank or broker on such persons’ behalf or pledged as collateral for a loan;

•	Held by a spouse or domestic partner, or any other immediate family member sharing the same household (“immediate family” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother- in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships); or

•	Owned by a corporation which is directly or indirectly controlled by, or under common control with, such person.

Any uncertainty as to whether an Access Person has a Beneficial Interest in a Security should be brought to the attention of the CCO.

“Business Associate” means a representative from an organization with whom the firm transacts business, such as clients, brokers, vendors or other organizations.

“Chief Compliance Officer” means the person designated as such from time to time by CMC and CIT.

“Compliance Department” or “Compliance” means the Chief Compliance Officer and any other person designated by the Chief Compliance Officer to perform some or all of the functions of the Compliance Department under this Code.

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“Covered Security” means all instruments commonly known as a security, including, without limitation, the following:

•	All common and preferred equity securities regardless of the identity of the issuer;

•	Rights, warrants, options, futures and all derivative instruments;

•	Exchange-traded funds (“ETFs”) and exchange-traded notes (“ETNs”);

•	Partnership interests, limited partnership interests and limited liability company interests (including interests in private equity or hedge funds);

•	Interests in closed-end investment companies, units in a unit trust, depository receipts and other kinds of certificates of participation;

•	Notes, bonds and other evidence of indebtedness regardless of original length of maturity and time remaining to maturity, regardless of the identity of the issuer and regardless of whether the debt is convertible and exchangeable for another instrument or security;

•	Fractional undivided interests in oil, gas or other mineral rights; and

•	Any instrument in any way related to any of the foregoing.

All Covered Securities are subject to the reporting requirements of Section VI of this Code.

“Discretionary Account” means a separately-managed trading account in which securities are purchased and traded by a manager in the name of the Access Person but without any direct or indirect control exercised or exercisable by the Access Person other than the ability to open or close the account.

“Exempt Account” means an account that is exempt from the Initial and Annual Holdings Reports and the Quarterly Transaction Report requirements (as described herein). Any account that holds only open-ended mutual funds and is not used by the Access Person, his or her spouse or domestic partner, or any immediate family member residing with such Access Person, for any transactions in Covered Securities, can be treated as an Exempt Account. Other accounts can be granted Exempt Account status if the Access Person can provide the CCO with satisfactory documentation that the Access Person exercises “no control” over the investment decisions made regarding the security.

“Immediate Family Members” means an Access Person’s spouse or domestic partner, and includes any other family member sharing the same household as an Access Person, including but not limited to: any child, stepchild, grandchild, parent, stepparent, grandparent, sibling, mother- in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, sister-in-law, niece or nephew (including adoptive relationships).

“Independent Trustee” means a trustee of CIT who is not an “interested person” of CIT, within the meaning of Section 2(a)(19) of the 1940 Act.

“Insider Trading” means the illegal trading of any security while in the possession of material non- public information as to which the Access Person either: (i) has a duty to keep confidential; or (ii) knows or should have known was improperly obtained.

“Material Non-Public Information” means information that is substantially likely to be considered important in making an investment decision by a reasonable investor, or information that is reasonably certain to have a substantial effect on the price of an issuer’s securities. Information is “non-public” until it has been effectively communicated or made available to the marketplace.

“Non-Covered Security” includes the following securities/instruments:

•	Securities issued by the federal government;

•	Bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements;

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•	Foreign currency futures and commodity futures;

•	Shares of registered open-end investment companies (i.e., “mutual funds”);

•	Money market funds; and

•	Interests in 529 and 401(k) plans (provided they only hold mutual funds).

“Non-Volitional Transactions” means transactions over which the Access Person did not have any direct or indirect influence or control (e.g., acquisitions in automatic investment and stock purchase plans); or involuntary transactions (e.g., mergers, corporate actions, inheritances, gifts, etc.).

“Pecuniary Interest” means the opportunity to directly or indirectly profit or share in any profit derived from a security transaction (the same meaning as set forth in Rule 16a-1(a)(2) under the 1934 Act).

“Private Placement” (also known as a limited offering) means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or Section 4(6) or pursuant to Rule 504, Rule 505, or Rule 506 under the Securities Act of 1933, including limited partnership and private equity interests.

“Reportable Account” means all accounts in which an Access Person is considered to have a Beneficial Interest, unless an exception applies that allows such account to be treated as an Exempt Account.

“Reportable Personal Securities Transaction” means a transaction in which an Access Person or his or her Immediate Family Member has a Beneficial Interest.

“Clearwater Restricted Securities List” means the list of all publicly-listed Covered Securities in which Access Persons are not allowed to transact.

“Subadvised Funds” means the Clearwater Private Opportunity Funds and the Morgan Stanley AIP Seventh Street Fund.

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III.         Inside Information

Overview

Access Persons, whether on behalf of themselves or others, are not permitted to buy or sell any publicly-traded security or property (or cause another person to do so) if they are in possession of “material” non-public information relating to the security, and/or the issuer or the transaction. Access Persons are also not permitted to disclose such information to a third party to use in securities transactions.

In general, whether information is “material” turns on whether such information would reasonably affect, or have a significant impact on, an investor’s decision to buy or sell the securities, or whether the particular information would have been viewed by a reasonable investor as having significantly altered the “total mix” of information made available. Access Persons who have any questions about whether information is “material” in any specific context should contact the CCO.

What is “Insider Trading”?

“Insider Trading” means the illegal trading of any security while in the possession material, non-public information that either comes from an insider or has been misappropriated.

Information is material if it would be considered important to the investment decision by reasonable investors. This may include information disclosure of which could have a significant impact on the price of a company’s securities, information relating to a company’s results and operations or information relating to the market for a company’s securities (e.g., periodic financial results, significant changes in earnings, a repurchase of a company’s stock, important management changes, impending bankruptcy or liquidation, and significant threatened litigation developments).

Information is non-public until it has been made generally available to the public, such as through press or wire service releases or through SEC filings (i.e., effectively disclosed in a manner sufficient to insure that the public has had the opportunity to evaluate such information.)

An insider is an officer, employee or director of a company who has a fiduciary duty to the company’s shareholders. Outside service providers, such as lawyers, accountants and investment bankers, who acquire confidential information about the company as part of their duties, are also considered insiders.

Information has been misappropriated if it has been used by any person in violation of a duty not to use it.

Possession of Material Non-Public Information

Clearwater and any personnel involved may be exposed to potential insider trading liability under the federal securities laws if CMC, CIT or any CMC or CIT personnel advise their clients concerning, or executes transactions in, publicly-traded securities for which Clearwater or its personnel possess material non-public information, in violation of applicable law.

Clearwater personnel are prohibited from disclosing material non-public information or any other confidential information to any person outside of Clearwater, except to the extent that the person has a bona fide need-to-know in order to carry out Clearwater business, including management and supervisory functions and the administration of Clearwater’s compliance policies and procedures.

It is important that Clearwater and its Access Persons avoid any appearance of impropriety and remain in full compliance with the law and the highest standards of ethics. Accordingly, Access Persons must exercise good judgment and comply with applicable laws and Clearwater’s policies when engaging in securities transactions and when relating to others information obtained as a result of association with Clearwater. If any doubt exists as to whether a particular situation requires refraining from making an investment or sharing information with others, this doubt should be resolved in favor of not taking the contemplated action.

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Insider Trading Policy

Clearwater Access Persons are prohibited from using any confidential information (including, without limitation, information about the portfolio investments of any particular client, including investments made by CMC, CIT and the Clearwater Private Opportunity Funds (“CPOFs”), as well as personal information about Clearwater’s clients) for manipulative, deceptive or fraudulent purposes. In that regard, Clearwater and its Access Persons may not engage in:

•	Insider Trading - transactions in any securities for their own account while in possession of material non-public information regarding the securities.

•	Tipping - communicating any material non-public information to any person who might use the information to purchase or sell securities. Similarly, Access Persons shall not recommend or suggest that any person engage in transactions in any security while in possession of material non-public information about that security.

•	Front-running - buying or selling securities for one’s own account before effecting the same transactions for clients.

•	Scalping - secretly placing orders to buy or sell a security for one’s own account prior to publication of a research recommendation in respect of the security, then immediately selling (or buying back) that security when the market price changes in response to the recommendation.

An Access Person who obtains information which he or she suspects may be material non-public information should immediately notify the Compliance Department. It may be possible to determine that the information is not inside information. If the information is determined to be inside information, Access Persons are prohibited from trading/making investment decisions for clients or for their own accounts until the information is publicly available or otherwise determined not to be inside information.

It is unlawful and in violation of this Code, for any Access Person who receives inside information, and who knows or should know that it is inside information, to use that information for his or her personal benefit or for the benefit of his or her clients, or to pass it along to others, even if no personal benefit accrues to the person passing along the information, until the information is publicly available.	It is unlawful and in violation of this Code for any insider, or any other person who is not an insider but who misappropriates inside information, to use inside information for personal benefit or to pass it along to others, even if no personal benefit accrues to the person passing along the information, until the information is publicly available..

Examples:	Examples:

• A sales/marketing person from another firm passes the information to an Access Person;	• A director who trades ahead of important company news and advises friends to do likewise;
• An Access Person hears the information during a soccer game and has reason to know of its non-public origin; or	• A lawyer or investment banker who trades on client information and makes it available within the firm; or
• An Access Person receives information from a “friend of a friend” of the director.	• An administrative employee who takes information from the CIO’s files and shares that information with friends.

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It is permissible for an Access Person to base investment decisions on a “mosaic” of non-material non-public information and material public information about a company.

If a Clearwater Access Person is uncertain about the application of this policy in any circumstance should direct their questions to the Compliance Department immediately.

IV.        Personal Securities Accounts

Overview

As a matter of policy, Clearwater permits Access Persons to have interests in fully-disclosed securities accounts, subject to the requirements set forth herein. The ability to maintain such accounts is a privilege that may be revoked at any time and without prior notice. All personal trading is subject to the general principle that investment opportunities must generally be offered first to Clearwater’s clients before Access Persons may enter into any personal securities transactions. Because investment decisions for CIT and the Morgan Stanley AIP Seventh Street Fund (collectively, the “Subadvised Funds”) are made by subadvisers/external managers (“Clearwater’s Subadvisers”), there exists no opportunity for an Access Person to knowingly take advantage of an opportunity for their personal account prior to a client account in the Subadvised Funds.

Clearwater normally does not have access to information about trades made by Clearwater’s Subadvisers until after the transaction has been executed. Accordingly, Access Persons are generally not restricted in trading in securities held by the Subadvised Funds unless they know the security is being purchased or sold or is being considered for purchase or sale on behalf of one of the Subadvised Funds.

However, because Access Persons are aware of investment opportunities being considered for the CPOFs, the CCO will generally deny pre-clearance requests if a CPOF purchased, considered for purchase or sold the same security in the same purchase or redemption period.

In accordance with Clearwater’s policy to prevent insider trading, Access Persons, including the Independent Trustees of CIT, are prohibited from purchasing or selling any security while in possession of material non-public information about the issuer and from communicating to third parties any such material non-public information.

Subject to these general principles and the pre-clearance and reporting requirements contained herein, Access Persons may purchase, sell and hold interests in the Subadvised Funds, as well as the individual private funds held by the CPOFs.

Covered Securities

Each Access Person is required to submit both Initial and Annual Holdings Reports and Quarterly Transaction Reports (each as described herein), which are required to include all Covered Securities held by the Access Person, and all Covered Securities held by the Access Person’s Immediate Family Members.

Accordingly, “Covered Securities” are not limited to publicly-traded securities, but also include interests in private companies and other “securities,” broadly defined. Set forth below is a non-exhaustive list of examples of the instruments that comprise Covered Securities:

•	All common and preferred equity securities regardless of the identity of the issuer;

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•	Rights, warrants, options, futures and all derivative instruments;

•	Exchange-traded funds (“ETFs”) and exchange-traded notes (“ETNs”);

•	Partnership interests, limited partnership interests and limited liability company interests (including interests in private equity funds or hedge funds);

•	Interests in closed-end investment companies, units in a unit trust, depository receipts and other kinds of certificates of participation;

•	Notes, bonds and other evidence of indebtedness regardless of original length of maturity and time remaining to maturity, regardless of the identity of the issuer and regardless of whether the debt is convertible and exchangeable for another instrument or security;

•	Fractional undivided interests in oil, gas or other mineral rights; and

•	Any instrument in any way related to any of the foregoing.

Any questions as to whether a particular instrument must be treated as a Covered Security should be directed to the Compliance Department.

Reportable Accounts

All accounts in which an Access Person is considered to have a Beneficial Interest are considered “Reportable Accounts,” unless an exception applies. An Access Person is presumed to have a “Beneficial Interest” in (and therefore an obligation to report) an account, if the account holds any of the following:

•	Covered Securities owned by an Access Person (or his or her Immediate Family Member) in his or her name.

•	Covered Securities owned by an Access Person (or his or her Immediate Family Member) indirectly through an account or investment vehicle for his or her benefit, such as an IRA, trust or partnership.

•	Covered Securities which the Access Person (or his or her Immediate Family Member) has a joint ownership interest, such as property owned in a joint brokerage account.

•	Any Covered Securities in which the Access Person (or his or her Immediate Family Member) obtains benefits substantially equivalent to ownership of the securities.

Any questions as to whether an Access Person has a Beneficial Interest in an account, and therefore an obligation to report the account, should be directed to the Compliance Department.

Exempt Accounts (Not Required to be Reported)

A Reportable Account may be exempted from the Initial and Annual Holdings Reports and the Quarterly Transaction Report requirements (as described below), and will be considered an “Exempt Account” if either:

•	Such account holds only open-ended mutual funds and is not used by the Access Person or his or her Immediate Family Member for any transactions in Covered Securities (e.g. 401(k) or 529 accounts that only hold shares of open-ended mutual funds); or

•	Such Access Person provides the CCO with satisfactory documentation that the Access Person and/or the Access Person’s Immediate Family Member exercises “no control” over the investment decisions made regarding the account. To apply for such an exemption, the Access Person should submit a written request for an exemption to the Compliance Department. The request should include:

○	The name(s) on the account;

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○	A description of the nature of the Access Person’s interest in the account;

○	The person or firm responsible for managing the account; and

○	The basis upon which the exemption is being claimed.

Examples of situations where grounds for such an exemption may be present are:

○	A “Discretionary Account,” which is a separately-managed trading account in which securities are purchased and traded by a manager in the name of the Access Person (or Immediate Family Member) but without any direct or indirect control exercised or exercisable by the Access Person other than the ability to open or close the account

○	An account in which the Access Person (or Immediate Family Member) is aware they are a named beneficiary on a relative’s account (e.g., relative does not live in the same household; Access Person does not have access to account statements; Access Person has no control or influence over the account).

Requests for Reportable Account exemptions will be considered on a case-by-case basis. In all cases involving such an account an Access Person should, however, conform to the spirit of this Code and avoid any activity which might appear to conflict with the interests of the firm’s clients, or with the Access Person’s position with Clearwater. Exempt Accounts may still be subject to some reporting requirements, such as inclusion in the Access Person’s Annual Holdings Report.1

V.          Personal Securities Transactions

Overview

Clearwater reserves the right to cancel any trade that may be construed to be in conflict with the best interests of its clients, or in violation of the Clearwater’s general standards of conduct, including Clearwater’s applicable fiduciary responsibilities. This means that, in addition to the special risks inherent in certain transactions or strategies, Access Persons may find themselves at further risk of being “frozen” in a position if Clearwater receives material, non-public information about the underlying security subsequent to the trade, requiring a prohibition of trading in that security that could prevent unwinding the Access Person’s original position. Clearwater will not be responsible for any losses in personal accounts arising from the implementation of this Code of Ethics.

Clearwater Restricted Securities List

In the course of its business, Clearwater does not extensively address opportunities in publicly-traded securities. Nonetheless, Clearwater recognizes the importance of compliance with the federal securities law prohibitions on insider trading. Securities and related securities (such as options, warrants and convertible securities, etc.) determined from time-to-time by the CCO to be restricted for purchase or sale by Access Persons and their Immediate Family Members will be placed on the Clearwater Restricted Securities List (the “Clearwater RSL”).

[1]	On a periodic basis not less frequently than annually, an Access Person holding a Discretionary Account may be asked to certify to the CCO that such Discretionary Account, if active, continues to be managed by a manager without the input, knowledge or control of the Access Person in respect of the securities bought or sold in the Discretionary Account. An Access Person maintaining a Discretionary Account will be required to inform the CCO immediately of any change in the status or operation of such Discretionary Account. The CCO must be notified and approve the closing of a Discretionary Account and such approval may be conditioned on preclearing the trades involved in closing the account.

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In that regard, all Clearwater Access Persons and their Immediate Family Members are required to observe the following policies regarding the Clearwater RSL:

•	The CCO will place on the Clearwater RSL any securities of publicly-traded companies for which Clearwater can be deemed to possess material, non-public information.[2]

•	Access Persons are not permitted to purchase or sell interests in securities included on the Clearwater RSL, except as permitted under Section 16 of the 1934 Act, and subject to the approval of the CCO. The Clearwater RSL is attached as Appendix H, as updated from time to time by the CCO.

Pre-Trading Procedures

The policies and preclearance procedures described below cover all transactions in all Reportable Accounts. This includes all of the accounts of an Access Person’s Immediate Family Members that are classified as Reportable Accounts. Therefore, prior to executing any transaction in a Reportable Account, an Access Person, or an Access Person’s Immediate Family Member (as the case may be), must follow these procedures. When reading the procedures below, all references to “the Access Person” should be read to also include an Access Person’s Immediate Family Member, to the extent an Access Person’s Immediate Family Member is the party initiating a transaction in a Covered Security in a Reportable Account.

Transactions in Publicly-Listed Covered Securities

○	Prior to executing any transaction in a security on the Clearwater RSL the Access Person must obtain preclearance from the CCO, who will review the potential transaction for propriety and consistency with the principles enumerated under this Code. Access Persons should contact the CCO directly to discuss any such transaction.

Transactions in All Other Covered Securities (including IPOs)

○	The Clearwater RSL lists only publicly-listed Covered Securities. For transactions in all other Covered Securities (e.g. those that are not listed on a public exchange), including IPOs, Access Persons must obtain preclearance from the Compliance Department prior to initiating any transaction. Access Persons can apply for preclearance using the form attached to this Code as Appendix G.

○	Direct investment in a CPOF does not require preclearance. However, because Access Persons are aware of investment opportunities being considered for investment by the CPOFs, the CCO will generally deny pre-clearance requests if a CPOF also purchased, considered for purchase or sold the same security in the same purchase or redemption period.

○	To be clear, transactions in all other Covered Securities include (but are not limited to) transactions in connection with:

▪	Hedge funds, private equity funds (other than the CPOFs), venture capital funds, etc.;

▪	All Private Placements;

▪	Non-publicly-listed partnership interests, non-publicly-listed limited liability interests, non-publicly-listed REITs, non-publicly-listed closed-end investment companies; and

▪	Shares of private corporations.

[2]	An Access Person must inform the CCO immediately if she or he believes that CIT or CMC has come into possession of material non-public information regarding a publicly-traded company, so the CCO can determine whether the company’s securities must be added to the Clearwater RSL.

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Transactions in Non-Covered Securities

○	Transactions in Non-Covered Securities do not require any preclearance procedures.

○	Only transactions in Non-Covered Securities executed in Reportable Accounts must be reported in the applicable Quarterly Transaction Report.

Non-Volitional Transactions

○	Non-Volitional Transactions do not require any preclearance procedures.

○	Only Non-Volitional Transactions executed in Reportable Accounts must be reported in the applicable Quarterly Transaction Report.

60-Day Holding Period Requirement for Securities Positions

○	Access Persons are prohibited from profiting in the purchase and sale, or sale and purchase, of the same (or equivalent) securities within 60 calendar days, measured from trade date.[3] Further, Access Persons may not purchase or write a securities option contract that expires in fewer than 60 calendar days. Access Persons may request an exception from the Compliance Department approval to liquidate a securities position prior to the end of the 60-day holding period. Such request must be submitted to the Compliance Department and Access Persons should understand that approval is at the sole discretion of the CCO.

Access Persons who are uncertain about the applicability of any personal trading restriction or preclearance policy in any circumstance should direct their questions to the Compliance Department prior to initiating any transactions.

VI.        Personal Securities Reporting

Overview

Access Persons must submit periodic written reports about their Covered Securities holdings and transactions in all Reportable Accounts to Compliance. The obligation to submit these reports and the content of these reports are governed by federal securities laws. The reports are intended to identify conflicts of interest that could arise when an Access Person invests in a Security or holds accounts that permit these investments, and to promote compliance with this Code. Failure to file a timely, accurate, and complete report is a serious breach of both SEC rules and this Code. If an Access Person is late in filing a report or files a report that is misleading or incomplete, the Access Person may face sanctions including but not limited to monetary fines, withholding of salary and/or potential termination of position with Clearwater.

Compliance will review the personal investing activity of all Access Persons in order to confirm compliance with the requirements of the Code and applicable securities laws and to confirm that the Access Person’s trading does not present an actual, potential or perceived conflict of interest. Compliance will undertake to conduct this monitoring on a strictly confidential and carefully controlled basis (except to the extent disclosure is required under applicable laws, regulations, court order or other legal process).

[3]	In adopting Rule 204A-1 under the Advisers Act in 2004, the SEC indicated that advisers should consider a prohibition on short-term trading in their codes of ethics. In a July 2008 “Compliance Alert,” the SEC further opined that a prohibition on short-term trading was an effective policy to prevent violations of the Advisers Act.

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Duplicate Brokerage Statements

Access Persons and their Immediate Family Members may place securities transactions with the broker of their choosing. All Access Persons must provide duplicate copies of their statements (or require their securities brokers to send duplicate copies of their statements directly to the Compliance Department) listing all transactions in Reportable Accounts during the reporting period. 4 Brokerage firms are accustomed to providing this service. Such statements may be provided monthly or quarterly, so long as the statements cover the entire reporting period. In all cases, statements must be provided that correspond with such Access Person’s Quarterly Compliance Form and Initial and Annual Holdings Reports.

For all Reportable Accounts managed by FCI, duplicate copies of statements do not need to be provided by the Access Person.

Holdings Report

At the commencement of employment or position with Clearwater, and annually thereafter, each Access Person is required to submit to the Compliance Department a report of all of his or her current holdings in Reportable Accounts in his or her Initial and Annual Holdings Reports (collectively, the “Holdings Reports,” and each a “Holdings Report”). Each Access Person’s Holdings Report is required to include securities holdings of any Reportable Account which such Access Person (or such Access Person’s Immediate Family Member) manages, exercises or shares investment discretion.

A Holdings Report must be submitted no later than 10 days after commencement of employment or position with Clearwater and no later than 25 days after the beginning of each year thereafter. The Holdings Report must provide information that is current as of a date no more than 45 days before the individual is first required to submit a Holdings Report or the date the report is submitted, as the case may be. Any Access Person who fails to submit a timely Holdings Report will be subject to sanctions and penalties, as described in this Code in Section X: Review and Enforcement. The Initial Holdings Report appended to this Code as Appendix C and the Annual Holdings Report appended to this Code as Appendix D may be used for such purpose.

Quarterly Transaction Report

Each Access Person is required to submit a quarterly securities transactions report (a “Quarterly Transaction Report”) to the Compliance Department. The Quarterly Transaction Report must include all transactions in Covered Securities made during the fiscal quarter by such Access Person and his or her Immediate Family Members. Each Quarterly Transaction Report must contain information about every transaction in Covered Securities in which an Access Person or his or her Immediate Family Member had a beneficial interest, or as a result of the transaction acquired, any direct or indirect Beneficial Ownership (as well as any other securities in accounts which such Access Person or his or her Immediate Family Member manages, exercises or shares investment discretion).

To be considered complete, every Quarterly Transaction Report must include either three monthly or one quarterly statement for each Reportable Account held by such Access Person and his or her Immediate Family Members. Access Persons are responsible for either:

[4]	In a “Compliance Alert” from July 2008, the SEC opined that requiring Access Persons to direct their brokers to provide duplicate trade confirmations and copies of monthly brokerage statements to the Compliance Department was an effective policy to prevent violations of the Advisers Act.

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○	Making arrangements for their financial institutions to provide the Compliance Department with confirmations for all transactions and either monthly or quarterly statements for their Reportable Accounts; or

○	Attaching all such confirmations and complete quarterly statements (all pages) to their Quarterly Transaction Report.

Regardless of the method, the Compliance Department must receive such statements for all Reportable Accounts by the applicable deadline for the Quarterly Transaction Report.

Each Access Person must submit his or her completed Quarterly Transaction Report no later than 25 days after the end of each calendar quarter. Any Access Person who fails to submit a timely report will be subject to sanctions and penalties, as described in this Code in Section X: Review and Enforcement. The Quarterly Transaction Report is one component of the Quarterly Compliance Form that is appended to this Code as Appendix F and may be used for such purpose.

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VII.       Gifts and Entertainment

Overview

Access Persons may be offered gifts or entertainment opportunities by clients, brokers, vendors or other organizations with whom Clearwater transacts business (referred to herein as “Business Associates”). The giving and receiving of gifts and opportunities to travel and attend entertainment events from such sources are subject to the general principles outlined below and are permitted only under the circumstances specified in this Code.

All reportable gifts and entertainment shall be reported by Access Persons to Compliance on a quarterly basis by completing and submitting the Quarterly Gifts & Entertainment Report (“Quarterly G&E Report”) portion of the Quarterly Compliance Form.

General Principles

An Access Person must not give or accept gifts or other benefits where a gift may be regarded as an inducement to the recipient to act contrary to his or her duties to Clearwater or any of Clearwater’s clients. When participating in or sponsoring business meals or entertainment, Access Persons should not engage in any activities or conduct that could subject Clearwater to disrepute or to legal or regulatory risk. Any entertainment that is illegal, or may encourage inappropriate conduct, compromise the attendees, or reflect poorly on Clearwater is strictly prohibited.

Clearwater recognizes that occasional participation in entertainment opportunities with representatives from Business Associates can be useful relationship-building exercises. Examples of such entertainment opportunities are: lunches, dinners, cocktail parties, golf outings or regular season sporting events. However, an Access Person cannot give or accept a gift or participate in an entertainment opportunity if the frequency or the value of the gift or entertainment opportunity may be considered excessive or extravagant. Additionally, under no circumstances shall Access Persons solicit gifts or other favors in any manner that could be construed as using position with the firm to obtain a personal benefit. The CCO may require the return of a gift determined to improperly influence the use of third-party business or create the appearance of a conflict of interest.

For the purposes of this Code the values accorded to gifts and business entertainment must be the actual face or market value of the item, not the cost to the Business Associate. If the actual face or market value of the item is not available, then the Access Person may use a good faith estimate, provided he or she includes an explanation of the valuation rationale with his or her Quarterly G&E Report.

The acceptance of cash and cash equivalents of any value (including gift cards) is prohibited.

Gifts

In general, Access Persons must report gifts with a value of $50 or greater, and may give or accept gifts up to an aggregate limit of $500 per Business Associate, per calendar year.

•	Gifts with a value up to $50 may be accepted or given and do not need to be reported.

•	Gifts with a value over $50, and successive gifts aggregating to $500 or more received or given from the same Business Associate during a calendar year must be reported in the Quarterly G&E Report.

•	Any gift received or given with a value over $500, or successive gifts either from or to the same Business Associate with an aggregate value over $500 in a calendar year, must be immediately reported to Compliance, who may grant an exception based on the facts and circumstances.

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✩ Exception: On occasion, an Access Person may wish to give a personal gift to an FCI employee related to a life event such as retirement, a wedding, etc., which would exceed the dollar limit specified above. These gifts should be pre-approved by the CCO, who will review the gift for reasonableness, propriety and consistency with this policy. If the gift meets these criteria, generally the CCO will permit such an exception.

✩ Exception: Gifts from or to an Access Person’s family member(s) who qualify as Business Associates are not considered business gifts and entertainment under this Code if such gifts are based on personal, rather than business, motivations.

✩ Exception: Certain Access Persons may from time-to-time provide unused personal tickets to sporting or cultural events to FCI. FCI has a policy whereby these tickets are disseminated by a random drawing amongst interested employees. Due to the random nature of this process, the donating Access Person is not required to report such tickets as either gifts or entertainment in his or her Quarterly G&E Report.

Business Entertainment

In general, Access Persons must report business entertainment with a value of $50 or greater, and may give or accept business entertainment subject to an aggregate limit of $500 per Business Associate, per calendar year. A representative of the Business Associate providing the entertainment, including clients, must be present at the event to be considered legitimate business entertainment. If a representative is not at the event, then the entertainment is considered a gift, and is thus subject to the gift limitations described above.

•	Business entertainment with a value up to $50 does not need to be reported.

•	Business entertainment with a value over $50, and business entertainment either given to or received from the same Business Associate with an aggregate value over $50 during a calendar year, must be reported by an Access Person in the Quarterly G&E Report.

•	Any business entertainment offered to an Access Person with a value over $500, or business entertainment from the same Business Associate with an aggregate value over $500 during a calendar year, must be immediately reported to Compliance, who may grant an exception based on the facts and circumstances.

•	Any business entertainment offered by an Access Person to a Business Associate with a value over $500, or business entertainment aggregating to over $500 per Business Associate in a calendar year, must first be precleared with Compliance, who may grant an exception based on the facts and circumstances.

✩ Exception:	a meal provided to an Access Person during general business hours and at the offices of a Business Associate does not need to be reported and does not apply towards aggregate limits.

Gifts & Entertainment Limits
Under $50	Can accept? YES Must report? NO
$50-$500	Can accept? YES Must report? YES
Over $500	Can accept? NO Notify CCO, who may grant an exception based on the facts and circumstances.

➱ Please note: Entertainment organized and hosted by Clearwater, such as meals provided in connection with Clearwater Board meetings, will not be subject to these restrictions and are outside the scope of this Code.

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VIII.     Other Conflicts of Interest

Outside Business Activities

At the commencement of a position with Clearwater each Access Person is required to submit to the Compliance Department a report of his or her current outside business activities in his or her Initial Outside Business Activities Report. It must be submitted no later than 10 days after becoming a Clearwater Access Person, and must provide information that is current as of the commencement of a position with Clearwater. The Initial Outside Business Activities Report attached as Appendix E may be used for such purpose.

Access Persons must report any material change in duties or responsibilities with respect to any previously-approved outside business activity in the Quarterly Outside Business Activities Report portion of their Quarterly Compliance Form. In addition, Access Persons must immediately notify the CCO of any association with the board or management of a public company, as such an association by an Access Person may impute certain material non-public information to Clearwater.

Access Persons are not required to seek pre-approval prior to association with charities, civic foundations or similar non-profit organizations, but must report such community associations periodically to the CCO in their Quarterly Outside Business Activities Report.

With respect to any outside activities in which Access Persons are permitted to engage, an Access Person must not: (i) imply that he or she is acting on behalf of or as a representative of Clearwater; or (ii) imply that Clearwater has endorsed or approved the outside business activity in any way.

Disclosure of Existing Interests

If an Access Person becomes aware that a transaction being considered or undertaken by CPOFs may benefit, either directly or indirectly, an Access Person or an immediate family member thereof, the Access Person must immediately disclose this possibility to the CCO.

Charitable Contributions

No Access Person shall make charitable contributions for the purpose of obtaining or retaining advisory contracts or other business for Clearwater. In addition, Access Persons are prohibited from considering Clearwater’s current or anticipated business relationships as a factor in making charitable contributions. All requests for charitable contributions to be made by Clearwater must be submitted to Compliance for approval.

Political Contributions

No Access Person shall make political contributions for the purpose of obtaining or retaining advisory contracts or other business for Clearwater. In addition, Covered Persons are prohibited from considering Clearwater’s current or anticipated business relationships as a factor in making political contributions.

Pursuant to SEC Rule 206(4)-5 (the “pay-to-play” rule), investment advisers are prohibited from advising a government entity’s funds for compensation if the adviser or its covered personnel directly or indirectly made a political contribution to an official of that government entity within the preceding two years.

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Clearwater does not currently have any clients that are “government entities” as defined in the pay-to-play rule.5 Access Persons must obtain prior approval from the CCO prior to retaining any government entity client. Access Persons must immediately notify the CCO in the event they become aware of any CMC or CIT client’s decision to run for political office or that any CMC or CIT client holds any local, state or government political office. Because the pay-to-play rule is complex and is subject to interpretation and amendment, Clearwater will need to review the effect on any such political position on our compliance program.

IX.        Protection of Confidential Information

Confidentiality is a foundation of Clearwater’s fiduciary obligations to its clients as well as an important part of our firm’s culture. Information acquired in connection with position as an employee, officer, or director of CMC or an employee, officer or trustee of CIT, including information regarding actual or contemplated investment decisions, portfolio composition, research, research recommendations, firm activities, client interests or other information, is confidential and may not be used in any way that might be contrary to, or in conflict with, the interests of our clients or the firm.

Access Persons shall keep all non-public information about clients (including former or prospective clients) in strict confidence, including each client’s identity, financial circumstances, security holdings, and advice furnished to the client by the firm.

All non-public client information, in accordance with Clearwater’s Privacy Policy, shall be maintained in confidence, except to the extent it is shared with FCI, the CPOFs, or with third parties that the firm uses to provide services to clients (e.g., broker-dealers, custodians, administrators, transfer agents, accountants, auditors, attorneys or any other similar firms) in connection with advice received by the firm or services provided to the firm, or as required or permitted by law. Clearwater shall require such third parties to protect the confidentiality of client information to which they have access and to use the information only for the purpose for which the disclosure was made.

X.          Review and Enforcement

Overview

It is important that all Access Persons read and understand this Code because its purpose is to help CMC and CIT comply with the law and to preserve and protect CMC and CIT’s outstanding reputation. Any violation of this Code, including engaging in a prohibited transaction or failure to file required reports, may result in disciplinary action, up to and including termination of employment and/or referral to appropriate governmental agencies.

Obligation to Report

All Access Persons must report any known violations of this Code, whether committed by themselves or by others, promptly to the CCO. If you have any questions or concerns about compliance with this Code you are encouraged to speak with the CCO. In addition, you may contact the Ethics Hotline by phone at 1-844-240-0005, or online at www.lighthouse-services.com/fidcouns. Calls to the Ethics Hotline may be made anonymously. Clearwater will treat the information in a report of any suspected violation of this Code in a confidential manner and will conduct a prompt and appropriate evaluation and investigation of any matter reported. Access Persons are expected to cooperate in any investigations of reported violations.

[5]	In general, “government entities” include: any state or local government; any agency, authority or instrumentality of any state or local government; any pool of assets sponsored by a state or local government (such as a defined benefit pension plan, separate account or general fund); and any participant directed government plan (such as 529, 403(b) or 457 plans).

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Review and Enforcement of the Code

The CCO shall be responsible for determining whether violations of this Code have occurred and for imposing appropriate sanctions. In determining whether a violation of this Code has occurred, the CCO may consider the records of CMC and CIT and any other information he or she considers appropriate. The CCO will give any individual suspected of violating the Code the opportunity to be heard and to submit explanatory information before determining that such person has violated this Code.

No Access Persons shall participate in a determination of: (i) whether they themselves have committed a violation of this Code; or (ii) the imposition of any sanctions against themselves.

Sanctions

Upon discovery of a violation of these policies, the Chairman or President of the relevant Clearwater board (depending on the affiliation of the Access Person), together with the CCO, may impose such sanctions as deemed appropriate, including, among other sanctions, a verbal warning, a letter of censure or suspension, or termination of the violator’s position with Clearwater. The Chairman or President of either CMC or CIT, together with the CCO, will make the appropriate determination after taking into consideration all relevant facts and circumstances including the nature and seriousness of the violation and to what extent the violation reflects a willful disregard of the Covered Person’s responsibilities regarding these policies and the person’s past history of compliance or non-compliance with these policies. The Clearwater boards will both be promptly informed by the CCO of any material violations of this Code.

XI.        Summary of Access Person Reporting Requirements

No later than 10 days after becoming an Access Person.

•	Initial Compliance Certification

•	Initial Holdings Report

•	Initial Outside Business Activities Report

No later than 25 days after the beginning of each calendar year.

•	Annual Compliance Certification

•	Annual Holdings Report

No later than 25 days after the end of each calendar quarter.

•	Quarterly Compliance Form: There are three parts to the form, and all three parts must be completed and returned the Compliance Department for the form to be considered submitted:

1)	Quarterly Transaction Report;

2)	Quarterly Gifts and Entertainment Report; and

3)	Quarterly Outside Business Associations Report.

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XII.       Requirements for Independent Trustees of CIT

Overview

Clearwater’s Independent Trustees are not considered Access Persons and thus are subject to a separate set of requirements under this Code.

Preclearance Requirements

Independent Trustees of CIT shall preclear or report on any securities transactions if they knew or should have known that during the 15-day period before or after the transaction the security was purchased or sold or considered for purchase or sale by CIT. Such preclearance and reporting requirements shall not apply to securities transactions conducted in an account where an Independent Trustee has granted full investment discretion to a brokerage firm, bank or investment advisor or conducted in a trust account in which the trustee has full investment discretion.

Reporting Requirements

•	Initial Compliance Certification: Independent Trustees must complete and return an executed Initial Compliance Certification to the Compliance Department no later than ten calendar days after the date the person becomes an Independent Trustee.

•	Disclosure of Securities Holdings: Independent Trustees are not required to disclose any securities holdings, brokerage accounts, including brokerage accounts where he or she has granted discretionary authority to a brokerage firm, bank or investment adviser.

•	Quarterly Transaction Reports: Independent Trustees are not required to file any quarterly transaction reports unless she or he knew or should have known that, during the 15-day period before or after a transaction, the security was purchased or sold, or considered for purchase or sale, by Clearwater or by Clearwater on behalf of its clients.

•	Annual Compliance Certification: Independent Trustees will be asked to certify annually that they have complied with and will comply with the applicable provisions of the Code by filing the Annual Compliance Certification with the Compliance Department.

XIII.     Recordkeeping

Clearwater will maintain records required by the foregoing procedures, and records of any breaches of this Code (including the response and resolution thereof). These records will be maintained according to Clearwater’s policy for the retention of records. Such records will be available for appropriate examination by representatives of regulatory authorities, as follows:

•	A copy of this Code and any other Code of Ethics which is, or at any time within the past five years has been in effect, will be preserved in an easily accessible place;

•	A record of any violation of this Code and of any action taken as a result of such violation will be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs;

•	A record of all written acknowledgements and annual certifications as required by this Code for each person who is currently, or within the past five years was, an Clearwater Access Person;

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•	A copy of each report made pursuant to this Code by an Access Person, including any information provided in lieu of reports, will be preserved by Clearwater for at least five years after the end of the fiscal year in which the report is made or the information is provided, and for the first two years in an easily accessible place;

•	A list of all persons designated as Access Persons within the past five years will be maintained in an easily accessible place; and

•	Clearwater will preserve a record of any decision, and the reasons supporting the decision, to approve the acquisition of any or IPO or limited offering by an Access Person for at least five years after the end of the fiscal year in which the approval is granted, and for the first two years in an easily accessible place.

XIV.     Reporting to the Clearwater Boards

The CCO shall provide a quarterly report to the CIT Board of Trustees and the CMC Board of Directors which shall identify any violations which required remedial action during the past quarter. At least annually, the CCO shall prepare a written report to the CIT Board of Trustees and the CMC Board of Directors that:

1)	Describes any issues arising under the Code or procedures since the last report to the Board of Trustees, including, but not limited to, information about material violations of the Code or procedures and sanctions imposed in response to the material violations; and

2)	Certifies that Clearwater has adopted procedures reasonably necessary to prevent Access Persons from violating the Code.

XV.       Interpretations and Exceptions

Any questions regarding the applicability, meaning or administration of this Code shall be referred by the person concerned (in advance of any contemplated transaction) to the CCO or another member of the Compliance Department. Exceptions may be granted by the CCO if in his or her judgment, the fundamental obligation of the person involved is not compromised.

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APPENDICES

Appendix A – Initial Compliance Certification

Appendix B – Annual Compliance Certification

Appendix C – Initial Holdings Report

Appendix D – Annual Holdings Report

Appendix E – Initial Outside Business Activities Report

Appendix F – Quarterly Compliance Form

Appendix G – Preclearance Form

Appendix H – Clearwater Restricted Securities List